Exhibit 99.3

AMPHENOL CORPORATION

UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

(dollars in millions, except per share data)

Amphenol Corporation (the “Company”) is furnishing the following information on pro forma non-GAAP measures of the Company for the year ended December 31, 2025, to supplement the audited combined financial statements of the Connectivity and Cable Solutions business (which we now refer to as “CommScope”) of Vistance Networks, Inc. (“Vistance”, formerly known as CommScope Holding Company, Inc.), which is presented on a U.S. generally accepted accounting principles (“GAAP”) basis, and the unaudited pro forma condensed combined financial information of the Company, which is presented on a GAAP basis and prepared in accordance with Article 11 of Regulation S-X. The audited combined financial statements of CommScope and the unaudited pro forma condensed combined financial information of the Company are contained in Exhibits 99.1 and 99.2, respectively, to the Current Report on Form 8-K/A to which this exhibit is filed.

CommScope has historically operated as part of Vistance and not as a stand-alone entity. Accordingly, the audited combined financial statements included in Exhibit 99.1 to Amendment No.1 to the Current Report on Form 8-K/A filed on March 27, 2026, have been derived from Vistance’s historical accounting records. They include revenues and costs directly attributable to CommScope, as well as allocations of certain corporate expenses. These expenses include the cost of corporate functions and resources, including, but not limited to, executive management, finance, information technology, human resources, legal, facilities, corporate marketing, sales, and research and development. These allocations were determined based on usage, benefit, or other reasonable methods; however, they may not reflect the results of operations, financial position, or cash flows that would have occurred if CommScope had operated independently for the periods presented, and are not necessarily indicative of future results.

Management utilizes the non-GAAP financial measures defined below as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company’s Board of Directors and assessing related employee compensation measures. Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results. Non-GAAP financial measures related to operating income, operating margin, net income attributable to Amphenol Corporation, effective tax rate and diluted EPS exclude income and expenses that are not directly related to the Company’s operating performance during the year presented. Items excluded from such non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs, the excess tax benefits related to stock-based compensation and certain other discrete tax items including, but not limited to, (i) the impact of tax audits relating to prior periods and (ii) significant changes in tax law. The following non-GAAP financial information is included for supplemental purposes only and should not be considered in isolation or as a substitute for or superior to the related U.S. GAAP financial measures. In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies as such measures may be calculated differently or may exclude different items. Such non-GAAP financial measures should be read in conjunction with the Company’s and CommScope’s financial statements presented in accordance with U.S. GAAP.

The following are reconciliations of non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures for the year presented:

	For the Year Ended December 31, 2025
	Amphenol Historical					Pro Forma Combined (i)
			Net Income					Net Income
			attributable to	Effective				attributable to	Effective
	Operating	Operating	Amphenol	Tax	Diluted	Operating	Operating	Amphenol	Tax	Diluted
	Income	Margin (ii)	Corporation	Rate (ii)	EPS	Income	Margin (ii)	Corporation	Rate (ii)	EPS
Reported (GAAP)	$5,868.6	25.4%	$4,270.3	23.1%	$3.34	$6,258.3	23.3%	$4,125.4	24.2%	$3.23
Amortization of acquisition-related inventory step-up costs (iii)	77.8	0.3	59.6	—	0.05	209.8	0.8	160.7	—	0.13
Acquisition-related expenses (iv)	103.4	0.4	89.2	(0.2)	0.07	180.4	0.7	150.3	(0.4)	0.12
Excess tax benefits related to stock-based compensation	—	—	(246.6)	4.4	(0.19)	—	—	(246.6)	4.5	(0.19)
Discrete tax items (v)	—	—	100.0	(1.8)	0.08	—	—	100.0	(1.8)	0.08
Adjusted (non-GAAP) (vi) (vii)	$6,049.8	26.2%	$4,272.5	25.5%	$3.34	$6,648.5	24.8%	$4,289.8	26.4%	$3.36

(i)	Pro Forma Combined non-GAAP financial information is derived from the Unaudited Pro Forma Condensed Combined Statement of Income within the Unaudited Pro Forma Condensed Combined Financial Information contained in Exhibit 99.2 to the Current Report on Form 8-K/A to which this exhibit is filed.

(ii)	While the terms “operating margin” and “effective tax rate” are not considered U.S. GAAP financial measures, for purposes of this table, we derive the reported (GAAP) measures based on GAAP results, which serve as the basis for the reconciliation to their comparable non-GAAP financial measures.

(iii)	Amortization of acquisition-related inventory step-up costs is reported within Cost of sales in the Company’s Consolidated Statement of Income and Unaudited Pro Forma Condensed Combined Statement of Income. Amortization of acquisition-related inventory step-up costs in the Unaudited Pro Forma Condensed Combined Statement of Income includes $77.8 million ($59.6 million after-tax) to amortize the fair value adjustment to inventories associated with 2025 acquisitions as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”) and $132.0 million ($101.1 million after-tax) to amortize the fair value adjustment to inventories for the year ended December 31, 2025 as reported in the Acquisition Transaction Accounting Adjustments in the Unaudited Pro Forma Condensed Combined Statement of Income.

(iv)	Acquisition-related expenses in the Unaudited Pro Forma Condensed Combined Statement of Income include (a) $103.4 million ($89.2 million after-tax) comprised of amortization expense resulting from the fair value adjustment to acquired backlog associated with 2025 acquisitions and transaction expenses incurred by the Company during the year ended December 31, 2025 as reported in the 2025 Form 10-K, (b) $30.0 million ($25.1 million after-tax) for transaction expenses incurred by the Company subsequent to December 31, 2025 as reported in the Acquisition Transaction Accounting Adjustments in the Unaudited Pro Forma Condensed Combined Statement of Income and, (c) $47.0 million ($36.0 million after-tax) of incremental amortization expense resulting from the fair value adjustment to acquired backlog, as reported in the Acquisition Transaction Accounting Adjustments in the Unaudited Pro Forma Condensed Combined Statement of Income.

(v)	Discrete tax items in the Unaudited Pro Forma Condensed Combined Statement of Income include a $100.0 million charge recorded based on notices received by certain of the Company’s subsidiaries based in China from relevant tax authorities challenging tax positions taking over up to an eight-year period, as reported in the 2025 Form 10-K.

(vi)	All percentages and per share amounts in this table were calculated using actual, unrounded results; therefore, the sum of the components may not add due to rounding.

(vii)	The following are definitions of non-GAAP financial measures presented in the tables above, which may be referred to within this press release:

Adjusted Operating Income is defined as Operating income (as reported in the Consolidated Statement of Income and Unaudited Pro Forma Condensed Combined Statement of Income), excluding income and expenses that are not directly related to the Company’s operating performance during the year presented.

Adjusted Operating Margin is defined as Adjusted Operating Income (as defined above) expressed as a percentage of Net sales (as reported in the Consolidated Statement of Income and Unaudited Pro Forma Condensed Combined Statement of Income).

Adjusted Net Income attributable to Amphenol Corporation is defined as Net income attributable to Amphenol Corporation (as reported in the Consolidated Statement of Income and Unaudited Pro Forma Condensed Combined Statement of Income), excluding income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the year presented.

Adjusted Effective Tax Rate is defined as Provision for income taxes (as reported in the Consolidated Statement of Income and Unaudited Pro Forma Condensed Combined Statement of Income) expressed as a percentage of Income before income taxes (as reported in the Consolidated Statement of Income and Unaudited Pro Forma Condensed Combined Statement of Income), each excluding income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the year presented.

Adjusted Diluted EPS is defined as diluted earnings per share (as reported in accordance with U.S. GAAP), excluding income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the year presented. Adjusted Diluted EPS is calculated as Adjusted Net Income attributable to Amphenol Corporation, as defined above, divided by the weighted average outstanding diluted shares (as reported in the Consolidated Statement of Income and Unaudited Pro Forma Condensed Combined Statement of Income).